UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016 (February 16, 2016)

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
We are filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K of SunEdison, Inc. filed on February 18, 2016 (the "Original Form 8-K") solely to add a conformed electronic signature to the signature block, which was inadvertently omitted from the Original Form 8-K. No other change is made to the Original Form 8-K.
Item 2.05    Costs Associated with Exit or Disposal of Activities.
On February 16, 2016, the Board of Directors (the “Board”) of SunEdison, Inc. (the “Company,” “SunEdison,” “we” and “our”) approved management’s recommendation for a restructuring of our Solar Materials operations intended to optimize business operations and enhance profitability by focusing our resources on monetizing our proprietary high pressure fluidized bed reactor (“HP-FBR”) and Czochralski (“CCZ”) technologies, while exiting certain more commoditized operations. The restructuring includes the closing of our granular polysilicon production facility in Pasadena, Texas (the “Pasadena facility”) and the sale of our Kuching, Malaysia wafering facility’s assets (the “Kuching facility”). In addition, management has decided to refocus the activities at our Portland, Oregon crystal facility (the “Portland facility”).
The Company idled the Pasadena facility in December 2015 as the result of punitive Chinese trade actions. China has imposed a 53.6 percent tariff on SunEdison’s polysilicon, pricing our American made polysilicon out of the market, thereby preventing us from profitably operating the plant. Polysilicon production at the Pasadena facility has stopped, and we intend to end seed production at the site by the third quarter of 2016. As a result of these actions, we performed an impairment analysis of the production assets and spare parts, which were impaired and written down to their net realizable salvage value. Based on this value, we expect to report $202 million of non-cash impairment charges in our fiscal 2015 fourth quarter financial results. We also expect to report restructuring charges of $139 million in our fiscal 2015 fourth quarter financial results related to contingent liabilities for the termination of long-term supply contracts given that we will no longer be fulfilling our purchase obligations under those contracts. This amount represents our best estimate of the probable amounts to settle our obligations, and is based on contractual terms of the agreements. We do not believe that the settlement of these liabilities will be completed during 2016. Additional charges currently estimated to be in a range of $10 million to $13 million related to the termination of other remaining contracts will be recorded as incurred until final closure of the plant occurs. Decommissioning activities for Pasadena are expected to take place in 2016, and we expect to report restructuring charges of $16 million in our fiscal 2015 fourth quarter financial results related to estimated clean-up and decommissioning costs. We also expect to report other restructuring charges of $6 million in our fiscal 2015 fourth quarter financial results related to employee severance associated with the Pasadena facility.
On February 17, 2016, we signed a definitive agreement to sell the Kuching facility to Xi'an LONGi Silicon Materials Corp (“LONGi”) for $63 million, of which $18 million will be paid after certain conditions are met, including the Company having bought 1 gigawatt of modules from LONGi under a separate supply agreement. The sale is expected to close in March 2016 subject to customary conditions and regulatory approvals. We expect to report $80 million in assets associated with the Kuching facility as held for sale as of December 31, 2015. We measured the assets held for sale at the lower of carrying value or fair value less cost to sell. Our analysis indicated that the carrying value exceeded fair value less costs to sell, and we expect to report a non-cash impairment charge of $26 million in our fiscal 2015 fourth quarter financial results. We also expect to report other restructuring charges of $9 million in our fiscal 2015 fourth quarter financial results related to contract termination obligations and employee severance related to the sale of Kuching.
The activities at our Portland facility will be refocused on proprietary technology research and development and will become a technology demonstration and training facility. This shift is intended to focus the Portland facility on potential joint venture opportunities as opposed to its prior focus on CCZ crystal operations. We determined this change in the use of the facility and the resulting reduction in expected future cash flows generated by the facility required us to perform an impairment analysis of the production assets and spare parts. We estimated the fair value of the asset group and recorded an impairment charge to the extent the net carrying value of the asset group exceeded its fair value. Based on this analysis, we expect to report $38 million of non-cash impairment charges for the year ended December 31, 2015. We also expect to report other restructuring charges of $1 million in our fiscal 2015 fourth quarter financial results related to employee severance associated with the Portland facility.
Consequently, as a result of the restructuring approved by the Board and management with respect to the Pasadena, Kuching and Portland facilities, the Company expects to report a total of non-cash impairment charges of $266 million in our fiscal 2015 fourth quarter financial results, a total of $171 million in other restructuring charges in our fiscal 2015 fourth quarter financial results, and approximately $10 million to $13 million in other restructuring charges during 2016.
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “plan,” “predict,” “outlook,” “objective,” “forecast,” “target,” “continue,” “will,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that SunEdison expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond SunEdison’s control and are described in SunEdison’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by subsequent Quarterly Reports on Form 10-Q, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. Forward-looking statements provide SunEdison’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but SunEdison can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. SunEdison disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.
Item 2.06    Material Impairments.
The information set forth in Item 2.05 is incorporated herein by reference into this Item 2.06.
Item 7.01    Regulation FD Disclosure.
On February 18, 2016, the Company issued a press release regarding the solar materials restructuring. A copy of the press release is furnished as Exhibit 99.1 to this Report.
In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	February 25, 2016	By:	/s/ Martin H. Truong
Martin H. Truong Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release, dated February 18, 2016.